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Exhibit 23.02


                           Malone & Bailey, PLLC
                        Certified Public Accountants

                        INDEPENDENT AUDITORS' CONSENT




To the Board of Directors
   GiveMePower Corporation

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 13, 2002 relating to the consolidated financial statements of GiveMePower Corporation for the year ended June 30, 2002 appearing in the Company's Form 10-KSB dated October 15, 2002.

November 14, 2002

  /s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas




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